ASSIGNMENT AND ASSUMPTION AGREEMENT OF LEASE AND PURCHASE OPTION

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OF LEASE AND PURCHASE OPTION ("Assignment") is made and entered into as of October 27, 2006, between DAVID SKINNER and RONALD SPARKMAN (collectively, "Assignor"), and AMISH PASTA COMPANY, an Ohio Corporation ("Assignee").

                                    RECITALS

      WHEREAS, Assignor and LONNIE CUTLIP ("Lessor") are parties to that certain Lease and Purchase Option Agreement dated as of February 27, 2006 ("Lease and Option") pursuant to which Lessor agreed to lease the premises located at 6403 SR 83, Holmesville, Ohio 44633 ("Premises"), to Assignor and provide Assignor the option to purchase the Premises.

      WHEREAS, Assignor desires to assign the Lease and Option and all of Assignor's right, title, and interest thereunder to Assignee, and Assignee desires to assume, perform and discharge all of the agreements and obligations of Assignor under the Lease and Option.

      WHEREAS, Assignor shall transfer to Assignee all of Assignor's right, title and interest in, under, and to the Lease and Option on the following terms and conditions.

AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing Recitals (which Recitals are hereby incorporated into the body of this Assignment), the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. Assignment and Acceptance. Assignor hereby assigns, conveys, grants and sets over unto Assignee all of Assignor's right, title and interest in, under and to the Lease Option.

      2. Assumption. Assignee hereby accepts the foregoing assignment and agrees to be bound by and perform each and every obligation of Assignor under the Lease and Option.

      3. Lessor's Consent. Lessor, as Owner and Lessor under the Lease and Option, consents to the assignment and assumption of the Lease and Option. As a result of said assignment and assumption, Lessor agrees to look solely to Assignor for and to release Assignee from performance under the Lease and Option.


      4. Governing Law. This Assignment shall be governed by and construed under the laws of the State of Ohio.

      5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      6. Miscellaneous. This Assignment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The headings and captions are for convenience purposes only. This Assignment shall be construed according to its ordinary meaning and shall not be strictly construed for or against any party hereto. Any modification or waiver of any term of this Assignment, including a modification or waiver of this term, must be in writing signed by the party or parties against whom enforcement of the modification or waiver is sought. Except for the Lease and Option referenced herein, this Assignment constitutes the entire agreement among the parties pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations and understandings, written or oral, express or implied, are hereby superseded and merged into this Assignment. Should any term, provision, covenant or condition of this Assignment be void, invalid or inoperative, the same shall not affect any other term, provision, covenant or condition of this Assignment, but the remainder thereof shall be effective as though such void, invalid or inoperative term, provision, covenant or condition had not been contained herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

ASSIGNOR:

                             BY: /s/ David Skinner
                                 -----------------------------------
                                  DAVID SKINNER

                             BY: /s/ Ronald Sparkman
                                 -----------------------------------
                                 RONALD SPARKMAN

ASSIGNEE:                   AMISH PASTA COMPANY, an Ohio Corporation

                             BY: /s/ David Skinner
                                 -----------------------------------
                                 David Skinner, President

LESSOR:

                             BY: /s/ Lonnie Cutlip
                                 -----------------------------------
                                  LONNIE CUTLIP

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